Exhibit No. 99.1


Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, CO  80210
303-691-0680


FOR IMMEDIATE RELEASE
April 27, 2006



           BIRNER DENTAL MANAGEMENT SERVICES, INC. SCHEDULES EARNINGS
                   CALL TO DISCUSS FIRST QUARTER 2006 RESULTS


DENVER, COLORADO, April 27, 2005.....Birner Dental Management Services, Inc.
(NASDAQ Capital Market: BDMS), operators of PERFECT TEETH dental practices, will conduct a conference call to review first quarter 2006 results. In addition to first quarter results, the teleconference may include discussion of management's expectation of future financial and operating results. The call will be held on Thursday, May 11, 2006 at 9:00 a.m. MT.

Dial in to 1-800-967-7143; refer to Birner Dental Management Services, Inc. approximately five minutes prior to the scheduled time. Please put this on your calendar and plan on joining us for this call. If you are unable to join us on May 11, the rebroadcast number is 1-888-203-1112 with pass code 6875843; which will be available through May 25, 2006.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 58 dental offices, which operate under the PERFECT TEETH name.

Certain of the matters that may be discussed in the conference call may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.


Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
303-691-0680